UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2023

TERRAN ORBITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40170	98-1572314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6800 Broken Sound Parkway NW, Suite 200
Boca Raton, Florida 33487
(Address of Principal Executive Offices)
(561) 988-1704
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LLAP	New York Stock Exchange
Warrants to purchase one share of common stock, each at an exercise price of $11.50 per share	LLAP WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 24, 2023, Terran Orbital Corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional investor (the “Purchaser”) for the issuance and sale, in a registered direct offering by the Company (the “Offering”), of 16,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “common stock”), warrants to purchase up to an aggregate of 29,000,000 shares of common stock (the “Common Warrants”) and pre-funded warrants to purchase up to 13,000,000 shares of common stock (the “Pre-Funded Warrants”). The Common Warrants have an exercise price of $1.43, will be exercisable commencing six months following issuance, and will have a term of exercise equal to five years following the initial exercise date. The Pre-Funded Warrants have an exercise price of $0.0001, are immediately exercisable and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. The Shares were sold at an offering price of $1.28 per Share and accompanying Common Warrant, and the Pre-Funded Warrants were sold at an offering price of $1.2799 per Pre-Funded Warrant and accompanying Common Warrant.

Pursuant to the Purchase Agreement, the Company agreed for a period of 90 days following the closing of the Offering not to issue, enter into an agreement to issue or announce the issuance or proposed issuance of shares of common stock or any other securities convertible into, or exercisable or exchangeable for, shares of common stock. Such restriction does not apply to, in addition to certain customary exceptions, certain securities issuances, the issuance by the Company of equity or debt securities pursuant to acquisitions or strategic transactions approved by a majority of the Company’s disinterested directors, where not for the purpose of raising capital, or certain other compensatory issuances. The Company has also agreed for a period of one year following the closing date of the Offering not to (i) issue or agree to issue equity or debt securities convertible into, or exercisable or exchangeable for, shares of common stock at a conversion price, exercise price or exchange price which floats with the trading price of the shares of common stock or which may be adjusted after issuance upon the occurrence of certain events or (ii) enter into any agreement, including an equity line of credit, whereby the Company may issue securities at a future-determined price, subject to certain exceptions, including an exception for certain at-the-market offerings beginning six months after the closing date of this offering.

The Purchase Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions.

The securities sold in the Offering were offered and sold by the Company pursuant to an effective shelf registration statement on Form S-3, which was filed with the SEC on April 3, 2023 and subsequently declared effective on April 18, 2023 (File No. 333-271093), and the base prospectus dated as of April 18, 2023 contained therein. The Company filed a prospectus supplement with the SEC on May 26, 2023 in connection with the Offering.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the Company’s exclusive placement agent in connection with the Offering. In connection with the Offering, the Company agreed to pay Wainwright a cash fee equal to 7.0% of the gross proceeds received in the Offering, up to $75,000 for legal fees and expenses and up to $15,950 for closing-related expenses. In addition, the Company agreed to grant placement agent warrants to Wainwright to purchase up to 7.0% of the aggregate amount of Shares and Pre-Funded Warrants sold in the Offering (the “Placement Agent Warrants”). The terms of the Placement Agent Warrants are substantially the same as the terms of the Common Warrants, except the Placement Agent Warrants will have an exercise price of $1.60 per share and will expire on the fifth anniversary of the commencement of sales of the Offering. Wainwright did not purchase or sell any of the Shares, the Common Warrants or the Pre-Funded Warrants and was not required to arrange the purchase or sale of any specific number or dollar amount of securities.

The foregoing descriptions of the Common Warrants, the Pre-Funded Warrants, the Placement Agent Warrants and the Purchase Agreement are qualified in their entirety by reference to the full text of the forms thereof, which are attached as Exhibits 4.1, 4.2, 4.3 and 10.1 hereto and incorporated by reference herein.

The gross proceeds to the Company from the Offering were $37,120,000, before deducting placement agent fees and other offering expenses payable by the Company. The Company anticipates using the net proceeds from the Offering for general corporate purposes, including capital expenditures, working capital, research and development and general and administrative expenses.

A copy of the legal opinion and consent of Akin Gump Strauss Hauer & Feld LLP, counsel to the Company, relating to the validity of the issuance and sale of the Shares, the Pre-Funded Warrants and Common Warrants is attached as Exhibit 5.1 hereto.

The representations, warranties and covenants contained in the Purchase Agreement were made solely for the benefit of the parties thereof. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the securities purchase agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, the form of Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the transactions. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Item 7.01 Regulation FD Disclosure.

On May 25, 2023, the Company issued a press release announcing the pricing of the Offering and the expected closing date. A copy of this press release is attached hereto and furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Warrant.
4.2	Form of Pre-Funded Warrant.
4.3	Form of Placement Agent Warrant.
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP.
10.1	Form of Securities Purchase Agreement dated as of May 24, 2023, by and among the Company and the Purchaser party thereto.
23.1	Consent of Akin Gump Strauss Hauer & Feld LLP (included with the opinion filed as Exhibit 5.1).
99.1	Press Release dated May 25, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRAN ORBITAL CORPORATION

Date:	May 30, 2023	By:	/s/ Gary A. Hobart
Gary A. Hobart Chief Financial Officer, Executive Vice President and Treasurer